Exhibit 10.30

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

MANUFACTURING SERVICES AGREEMENT

This Manufacturing Services Agreement (the “Agreement”) is made as of July 17, 2019, (the “Effective Date”) between Lonza Houston, Inc., a Delaware corporation having its principal place of business at 14905 Kirby Dr, Houston, TX 77047 (“LONZA”), and Vaxart, Inc., a Delaware Corporation, having an office at 290 Utah Ave., Suite 200 South San Francisco, CA 94080 (“CLIENT”) (each of LONZA and CLIENT, a “Party” and, collectively, the “Parties”).

RECITALS

A.       LONZA operates a multi-client production facility located at 14905 Kirby Drive, Houston, TX 77047 (the “Facility”).

B.       CLIENT desires to have LONZA produce a product intended for therapeutic use in humans, and LONZA desires to produce such product.

C.       CLIENT desires to have LONZA conduct work according to one or more Statement(s) of Work, as further defined below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, LONZA and CLIENT, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                                      DEFINITIONS

When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement.  Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular.

1.1.                            “Acceptance Period” shall have the meaning set forth in Section 5.2.

1.2.                            “Affiliate” means, with respect to either Party, any other corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, the term “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means direct or indirect ownership of more than fifty percent (50%) of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

1.3.                            “Background Intellectual Property” means any Intellectual Property either (i) owned or controlled by a Party prior to the Effective Date or (ii) developed or acquired by a Party independently from performance under this Agreement during the term of the Agreement.

1.4.                            “Batch” means a specific quantity of Product that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacture.

1.5.                            “Batch Record” means the production record pertaining to a Batch.

1.6.                            “cGMP” or “GMP” means the applicable regulatory requirements, as amended from time to time, for current good manufacturing practices, including without limitation those promulgated by (i) the FDA under the United States Federal Food, Drug and Cosmetic Act, 21 C.F.R. § 210 et seq., or (b) the European Medicines Agency or under the European Union guide to good manufacturing practice for medicinal products.

1.7.                            “cGMP Batch” means any Batch which is required under the Statement of Work to be manufactured in accordance with cGMP.

1.8.                            “Change Order” has the meaning set forth in Section 2.2.

1.9.                            “CLIENT Development Materials” has the meaning set forth in Section 2.3.

1.10.                     “CLIENT Inventions” means any know-how or inventions, whether or not patentable, conceived, developed or reduced to practice by or on behalf of CLIENT: (a) on or before the Effective Date; or (b) independently from performance under this Agreement during the term of the Agreement.

1.11.                     “CLIENT Materials” means the CLIENT Development Materials and the CLIENT Production Materials.

1.12.                     “CLIENT Personnel” has the meaning set forth in Section 4.9.1.

1.13.                     “CLIENT Production Materials” has the meaning set forth in Section 4.1.

1.14.                     “Commencement Date” means the date set forth in the Statement of Work for the commencement of Services, including the production of the Product.

1.15.                     “Confidential Information” has the meaning set forth in Section 9.1.

1.16.                     “Disapproval Notice” shall have the meaning set forth in Section 5.2.

1.17.                     “Engineering Batch” means a Batch that is intended to demonstrate the transfer of the Process to the Facility.

1.18.                     “FDA” means the U.S. Food and Drug Administration, and any successor agency thereof.

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

1.19.                     “Intellectual Property” means all worldwide patents, copyrights, trade secrets, know-how and all other intellectual property rights, including all applications and registrations with respect thereto, but excluding all trademarks, trade names, service marks, logos and other corporate identifiers.

1.20.                     “LONZA Inventions” means any know-how, media, assays, methods or other inventions, whether or not patentable, conceived, developed or reduced to practice by LONZA: (a) on or before the Effective Date; or (b) independently from performance under this Agreement during the term of the Agreement.

1.21.                     “LONZA Operating Documents” means [***].

1.22.                     “LONZA Parties” has the meaning set forth in Section 15.2.

1.23.                     “LONZA Personnel” means LONZA’s employees and agents

1.24.                     “Materials” means all raw materials and supplies to be used in the production of a Product.

1.25.                     “Process” means the manufacturing process for a Product.

1.26.                     “Product” has the meaning set forth in a Statement of Work.

1.27.                     “Product Warranties” means those warranties as specifically stated in Section 5.1.

1.28.                     “Project Documentation” means the compilation of documentation generated by LONZA in preparation of and during the performance of a given SOW, including, without limitation, executed Batch Records, component records, test records and test record forms, certificates of analysis, study protocols, study summary reports, deviation reports, laboratory investigations, environment excursions, formulation records, and other related documents.

1.29.                     “Regulatory Approval” means the approval by a regulatory authority to market and sell the Product in a regulatory jurisdiction.

1.30.                     “Services” means the activities to be performed by Lonza under a Statement of Work.

1.31.                     “SOP” means a standard operating procedure.

1.32.                     “Specifications” means the Product specifications set forth in the certificate of analysis or as modified by the Parties, in writing, in connection with the production of a particular cGMP Batch of Product hereunder.

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

1.33.                     “Statement of Work” or “SOW” means a plan to develop a Process or Product that is attached hereto as Appendix A or later becomes attached through an amendment by the Parties.    It is contemplated that each separate project shall have its own Statement of Work.  As each Statement of Work is agreed to by the Parties, each shall state that it is to be incorporated and made a part of this Agreement and shall be consecutively numbered as A-1, A-2, A-3, etc.

1.34.                     “Technology Transfer” means the transfer of documentation, specifications, and production process by CLIENT to LONZA for the development of the Project Documentation for the manufacture of the Product specifically for the CLIENT.

1.35.                     “Third Party” means any party other than LONZA, CLIENT or their respective Affiliates.

2.                                      STATEMENTS OF WORK - PROCESS AND PRODUCT DEVELOPMENT; PROCESS OR PRODUCT MANUFACTURE

2.1          Statement of Work.  Prior to performing any Process or Product development, Technology Transfer, or Process or Product manufacture, the Parties will collaborate to develop a Statement of Work, describing the activities to be performed by the Parties, or, if applicable, to be subcontracted by LONZA to Third Parties.  No Statement of Work shall become effective unless and until mutually agreed and executed by the Parties and there shall be no minimum or maximum limit to the number of Statements of Work that the Parties may execute.  In the event of a conflict between the terms and conditions of this Agreement and any Statement of Work, the terms and conditions of this Agreement shall control.

2.2          Modification of Statement of Work.  Should CLIENT want to change a Statement of Work or to include additional services to be provided by LONZA, CLIENT may propose to LONZA an amendment to the Statement of Work with the desired changes or additional services (“Change Order”).  If LONZA determines that it has the resources and capabilities to accommodate such Change Order, LONZA will prepare a modified version of the Statement of Work reflecting such Change Order (including, without limitation, any changes to the estimated timing, estimated charges or scope of a project) and will submit such modified version of the Statement of Work to CLIENT for review and comment. The modified Statement of Work shall be binding on the Parties only if it refers to this Agreement, states that it is to be made a part thereof, and is signed by both Parties.  Thereafter such modified version of the Statement of Work will be deemed to have replaced the prior version of the Statement of Work.  Notwithstanding the foregoing, if a modified version of the Statement of Work is not agreed to by both Parties, the existing Statement of Work shall remain in effect.

2.3          CLIENT Deliverables.  Within the time period specified in a Statement of Work, CLIENT will provide LONZA with (a) the materials listed in the Statement of Work for which CLIENT is responsible for delivering to LONZA, and any handling instructions, protocols, SOPs and other documentation necessary to maintain the properties of such materials for the performance of the Statement of Work, and (b) any protocols, SOPs and

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

other information and documentation in possession or control of CLIENT and necessary for the performance of the Statement of Work, and for the preparation of the Project Documentation in conformance with cGMP, including, without limitation, process information, SOPs, development data and reports, quality control assays, raw material specifications (including vendor, grade and sampling/testing requirements), product and sample packing and shipping instructions, and product specific cleaning and decontamination information, (collectively, the “CLIENT Development Materials”).  If CLIENT does not provide the CLIENT Development Materials within the time period specified in a Statement of Work, then CLIENT shall be responsible for any reasonable, documented, non-cancellable costs incurred by LONZA arising from such failure.

2.4          Performance by LONZA.  Subject to the provision by CLIENT of the CLIENT Development Materials pursuant to Section 2.3, LONZA will use commercially reasonable efforts to perform, directly or, subject to the terms of the Statement of Work or approval by CLIENT (such approval not to be unreasonably withheld), through a Third Party contractor, the work described in a Statement of Work in a professional and workman-like manner in accordance with the terms of this Agreement, the terms of the applicable Statement of Work and all applicable laws and regulations.  LONZA will use commercially reasonable efforts promptly to notify CLIENT of any material delays that arise during the performance of the Statement of Work. LONZA shall be responsible for any Third Party contractor’s performance of any activities delegated or subcontracted hereunder and compliance with the applicable terms of this Agreement.

2.5          Engineering Batches.  LONZA shall manufacture Engineering Batches in accordance with the Statement of Work.  CLIENT shall have the right to make whatever further use of the non-cGMP Engineering Batches as it shall determine, provided that CLIENT pays for such Batches, such use is not for human use and does not violate any applicable laws.  LONZA makes no warranty that Engineering Batches will meet cGMP or the Specifications. Regardless of whether any Engineering Batch meets cGMP or the Specifications, CLIENT shall pay to Lonza the price for such Engineering Batch plus the cost of any materials and any materials handling fee associated with such Engineering Batches that are specified in the applicable Statement of Work.

2.6          cGMP Batches.  LONZA will, in accordance with the terms of this Agreement and Quality Agreement, manufacture at the Facility and release to CLIENT, cGMP Batches that comply with the Process, cGMP and the Specifications, together with a certificate of analysis; provided, however, that cGMP manufacture shall not commence until successful completion of one (1) Engineering Run, unless agreed otherwise in the applicable SOW. Prior to commencement of cGMP manufacturing, LONZA shall review the process assumptions.  In the event that there is a material difference in the process assumptions as compared with the process results demonstrated during the manufacture of Engineering Batches, the Parties shall meet to discuss in good faith a revision to the Batch price to reflect such difference.

2.7          Affiliates.  An Affiliate of LONZA may execute a Statement of Work with CLIENT pursuant to this Agreement and submit invoices to CLIENT under such Statement of Work. In such circumstances, all references in this Agreement to LONZA shall be deemed to be to the applicable Affiliate of LONZA with respect to (i) that particular Statement of Work or (ii)

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

the relevant portions of a Statement of Work under which the Affiliate will be performing specified Services. The Affiliate shall be entitled to enforce this Agreement with respect to such Statement of Work, or as applicable the relevant portions of such Statement of Work, in its own name as an intended third party beneficiary and the Affiliate shall be solely liable to CLIENT for any obligations and liabilities undertaken pursuant to such Statement of Work and subject to the terms of this Agreement.

3.                                      TECHNOLOGY TRANSFER

3.1          Based on the information provided by CLIENT and including process definition or changes developed by LONZA pursuant to any applicable Statement of Work, LONZA will use commercially reasonable efforts to prepare the Project Documentation for the Process in accordance with the Statement of Work.  CLIENT will inform LONZA of any specific requirements CLIENT may have relating to the Project Documentation, including, without limitation, any information or procedures CLIENT wishes to have incorporated therein.  If LONZA intends to include in the Project Documentation the use of any assay, medium, or other technology that is not commercially available, LONZA will inform CLIENT of such intention and the Parties will meet to discuss and attempt to agree in good faith on the terms of use of such non-commercially available materials or technology in the Process. The applicable Project Documentation, as set forth in the SOW, shall be completed and delivered by LONZA at completion of a Batch.

3.2          CLIENT will cooperate with LONZA to assist LONZA to develop the Project Documentation and Process, including, without limitation, by providing LONZA with additional information and procedures as may be required to create the Project Documentation, Process, and/or any of the following: (i) manufacturing process information, SOPs, development reports, (ii) quality control assays, (iii) raw material specifications (including vendor, grade and sampling/testing requirements), (iv) Product and sample packing and shipping instructions, (v) Product specific cleaning and decontamination information.

3.3          LONZA will deliver a draft version of the applicable portions of the Project Documentation to CLIENT for its review and approval in accordance with the schedule set forth in the Statement of Work. CLIENT will notify LONZA in writing of any objections it has to the draft Master Production Record, and upon such notification, representatives of LONZA and CLIENT will meet promptly to resolve such objections.  Upon CLIENT’s written acceptance of the draft Project Documentation, or in the event that CLIENT does not submit a written notice setting forth CLIENT’s objections to the draft Project Documentation within [***] days following receipt of such draft by CLIENT, such draft will be deemed approved by CLIENT.

3.4          The Process, Project Documentation, Specifications, and any improvements or modifications thereto developed during the term of this Agreement, but excluding any LONZA Operating Documents, LONZA Inventions, Lonza New IP, or LONZA Confidential Information included in any of the foregoing, will be deemed CLIENT Confidential Information and subject to the provisions set forth in Article 9.  CLIENT shall be permitted to use the Process and/or the Project Documentation to manufacture and sell Product; [***].

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

3.5          All CLIENT Materials shall remain the sole property of CLIENT and are the Confidential Information of CLIENT.  LONZA shall use the CLIENT Materials solely to perform its obligations under this Agreement and shall not transfer the CLIENT Materials to any Third Party without CLIENT’s prior written consent.  The CLIENT Materials supplied under this Agreement must be used a) with prudence and appropriate caution because not all of their characteristics may be known and b) ) in accordance with CLIENT’s information and instructions, which shall include a statement of content/formulation/ingredients, storage conditions, expiration information and safety and hazard information.  Except as expressly set forth in this Agreement, THE CLIENT MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OTHER THAN AS TO THE ACCURACY AND CORRECTNESS OF THE INFORMATION AND INSTRUCTIONS PROVIDED PURSUANT TO THIS SECTION, AND CLIENT EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE.

4.                                      MANUFACTURE OF PRODUCT; ORDER PROCESS; DELIVERIES

4.1          CLIENT Deliverables.  Within any time period agreed to in any applicable Statement of Work, CLIENT will provide LONZA with the materials listed in the Statement of Work required to be supplied by CLIENT for the production of the Product, and any handling instructions, protocols, SOPs and other documentation necessary to maintain the properties of such materials for the performance of the Statement of Work (collectively, the “CLIENT Production Materials”).

4.2          Commencement Date.  The Statement of Work will include a Commencement Date agreed upon by the Parties.

4.3          Manufacture by LONZA.  LONZA will use commercially reasonable efforts to manufacture, package, ship, handle quality assurance and quality control for the Product, all as set forth in the Statement of Work, and to deliver to CLIENT the quantities of Product requested by CLIENT in the Statement of Work, all in accordance with the terms set forth in Section 4.5 below.  Notwithstanding the foregoing, [***] revise the production schedule with respect to a Statement of Work provided that such schedule does not advance or delay the Commencement Date of any Batch by more than [***] days.

4.4          Cancellation of a Statement of Work. Each Statement of Work shall provide the termination and/or cancellation fees for such Statement of Work (the “Cancellation Fee”).

4.5          Payment of Cancellation Fee and Costs.  The reasonable, documented and non-cancellable costs associated with any cancelled Batch, plus any applicable Cancellation Fee, shall be payable by CLIENT within [***] days following CLIENT’s receipt of an invoice for such costs and any such Cancellation Fee; provided that LONZA will use commercially reasonable efforts to minimize such costs.

4.6          Packaging and Shipping.  LONZA will package and label the Product for shipment in accordance with the Project Documentation and LONZA’s standard practices

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

in effect at the time of performance by LONZA.  LONZA will ship the Product [***] to [***] designated by CLIENT to LONZA in writing not less than [***] days prior to the applicable delivery date unless otherwise agreed to in a Statement of Work.  CLIENT will provide to LONZA its account number with the selected carrier and will pay for all shipping costs in connection with each shipment of Product.  Each shipment will be accompanied by the documentation listed in the Statement of Work.  Risk and title in the Product will pass upon [***], unless agreed otherwise in the SOW.  LONZA will use commercially best efforts to deliver each shipment of Product to CLIENT on the requested delivery date for such shipment.  LONZA will promptly notify CLIENT if LONZA reasonably believes that it will be unable to meet a delivery date.  CLIENT shall be required to take physical possession of a Batch of Product within [***] days after acceptance of such Batch in accordance with Section 5.2 (the “Delivery Period”), unless CLIENT requests in writing, and LONZA consents in writing, to store the material on CLIENT’s behalf and at CLIENT’s expense.

4.7          [***].  [***] that occur during production of any product, except for [***] that result from [***] and [***].  Unless [***] or [***], [***] a breach of warranty claim by CLIENT.  If LONZA fails to deliver materials in accordance with the terms of this Agreement or a Statement of Work, or if materials produced pursuant to the Statement of Work fail to meet any technical specification required by the Statement of Work, and such failure [***], LONZA will re-perform the specific project at issue at the earliest practicable time, [***].

4.8          Records.  LONZA will maintain accurate records for the production of the Product, as required by applicable laws and regulations. LONZA will retain possession of the Project Documentation, all Batch Records and LONZA Operating Documents, and LONZA will make copies thereof available to CLIENT promptly upon CLIENT’s request, at CLIENT’s expense. LONZA Operating Documents will remain LONZA Confidential Information to the extent the same do not contain Confidential Information of CLIENT.  CLIENT will have the right to use and reference any of the foregoing in connection with a filing for Regulatory Approval of the Product or as otherwise authorized by the Agreement.

4.9          CLIENT Access.

4.9.1       CLIENT’s employees and agents (including its Third Party contractors, collectively, “CLIENT Personnel”) may participate in the production of the Product only in such capacities as may be approved in writing in advance by LONZA.  CLIENT Personnel working at the Facility are required to comply with LONZA’s Operating Documents and any other applicable LONZA facility and/or safety policies.  For the avoidance of doubt, CLIENT Personnel may not physically participate in the production or manufacture of any Product that may be used in or on humans.  Notwithstanding anything to the contrary, a reasonable number of CLIENT Personnel shall have the right to be present in the Facility during cGMP activities, subject to the other provisions of this section, for quality or technical reference purposes.

4.9.2       CLIENT Personnel working at the Facility will be and remain employees of CLIENT, and CLIENT will be solely responsible for the payment of

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

compensation for such CLIENT Personnel (including applicable Federal, state and local withholding, FICA and other payroll taxes, workers’ compensation insurance, health insurance, and other similar statutory and fringe benefits).  CLIENT covenants and agrees to maintain workers’ compensation benefits and employers’ liability insurance as required by applicable Federal and state laws with respect to all CLIENT Personnel working at the Facility.

4.9.3       CLIENT will pay for the actual cost of repairing or replacing to its previous status (to the extent that LONZA determines, in its reasonable judgment, that repairs cannot be adequately effected) any property of LONZA damaged or destroyed by CLIENT Personnel, provided CLIENT shall not be liable for repair or replacement costs resulting from ordinary wear and tear.

4.9.4       CLIENT Personnel visiting or having access to the Facility will abide by LONZA standard policies, operating procedures and the security procedures established by LONZA.  CLIENT will be liable for any breaches of security by CLIENT Personnel.  In addition, CLIENT will reimburse LONZA for the cost of any lost security cards issued to CLIENT Personnel, at the rate of [***] per security card.  All CLIENT Personnel will agree to abide by LONZA policies and SOPs established by LONZA, and will sign an appropriate confidentiality agreement.

4.9.5       CLIENT will indemnify and hold harmless LONZA from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of any injuries suffered by CLIENT Personnel while at the Facility, except to the extent caused by the gross negligence or willful misconduct on the part of any LONZA Party.

4.10        Disclaimers.  CLIENT acknowledges and agrees that LONZA Parties will not engage in any Product refinement or development of the Product, other than as expressly set forth in this Agreement and the Statement of Work.  CLIENT acknowledges and agrees that LONZA Parties have not participated in the invention or testing of any Product, and have not evaluated its safety or suitability for use in humans or otherwise.

5.                                      PRODUCT WARRANTIES; ACCEPTANCE AND REJECTION OF PRODUCTS

5.1          Product Warranties.  LONZA warrants that any Product manufactured by LONZA pursuant to this Agreement, at the time of delivery pursuant to Section 4.6: (a) conforms to the Specifications, except with respect to Engineering Batches; (b) was manufactured in accordance with the Project Documentation; (c) where applicable, was manufactured in accordance with cGMP, except with respect to Engineering Batches; (d) was manufactured in accordance with all applicable laws; and (e) title to all Products provided to CLIENT under this Agreement will pass to CLIENT free and clear of any security interest, lien or other encumbrance.

5.2          Approval of Completed Product.

5.2.1       When a cGMP Batch has been completed, LONZA will notify CLIENT and supply CLIENT with the required Project Documentation set forth in

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

the SOW.  Within [***] calendar days after CLIENT’s receipt of such Project Documentation regarding such cGMP Batch (the “Acceptance Period”), Client shall determine by review of such Project Documentation whether or not the given cGMP Batch conforms to the product warranties set forth in Section 5.1 above (“Product Warranties”).  During the Acceptance Period, LONZA shall respond promptly to any reasonable inquiry by CLIENT with respect to such Project Documentation.  If CLIENT asserts that the cGMP Batch does not comply with the Product Warranties set forth in Section 5.1 above, CLIENT will deliver to LONZA, in accordance with the notice provisions set forth in Section 17.4 hereof, written notice of disapproval (the “Disapproval Notice”) of such cGMP Batch, stating in reasonable detail the basis for such assertion of non-compliance with the Product Warranties.  If a valid Disapproval Notice is received by LONZA during the Acceptance Period, then LONZA and CLIENT will provide one another with all related paperwork and records (including, but not limited to, quality control tests) relating to both the production of the cGMP Batch and the Disapproval Notice.  If a valid Disapproval Notice is not received during the Acceptance Period, the cGMP Batch will be deemed accepted and ready for shipment to CLIENT, or storage for CLIENT, as applicable.

5.2.2       If Product is to be shipped to CLIENT, then upon acceptance, the Product shall be delivered to CLIENT, and CLIENT shall accept delivery thereof, within [***] after such acceptance.  Title and risk of loss to such Product shall pass [***].  If the Product is to be stored by LONZA for CLIENT, LONZA shall do so in accordance with agreed upon terms of a SOW which covers all relevant details of a Product storage engagement.

5.3          Dispute Resolution.  LONZA and CLIENT will attempt to resolve any dispute regarding the conformity of a cGMP Batch with the Product Warranties.  If such dispute cannot be settled within [***] days of the submission by each Party of such related paperwork and records to the other Party, and if the cGMP Batch is alleged not to conform with the Product Warranties set forth in Section 5.1(a), then CLIENT will submit a sample of the cGMP Batch of the disputed Product to an independent expert or independent testing laboratory of recognized repute either of which is selected by CLIENT and approved by LONZA (such approval not to be unreasonably withheld) for analysis, under quality assurance approved procedures, of the conformity of such cGMP Batch with the Specifications.  The costs associated with such analysis by such independent expert or independent testing laboratory will be paid by the Party whose assessment of the conformity of the cGMP Batch with the Specifications was mistaken.

5.4          Remedies for Non-Conforming, Damaged, or Destroyed Product.

5.4.1       In the event that the Parties agree, or an independent testing laboratory determines, pursuant to Section 5.3, that a cGMP Batch materially fails to conform to the Product Warranties, or Product and/or Materials are destroyed or damaged by LONZA Personnel, [***], then, at CLIENT’s request, LONZA will, as soon as it is commercially practicable to do so, for each failed cGMP batch, produce [***] for CLIENT sufficient quantities of Product to replace the non-conforming, damaged or destroyed portion of such cGMP Batch (the “Production Rerun(s)”), in accordance with the provisions of this Agreement and at no additional cost to CLIENT; provided, however, CLIENT shall have first paid for the original cGMP Batch.  If a replacement Product cannot

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

be provided to CLIENT, then LONZA shall refund the cost of the original cGMP Batch, provided, however, CLIENT shall have first paid for the original cGMP Batch.

5.4.2       In the event that the Parties agree, or an independent testing laboratory determines, pursuant to Section 5.3, that a cGMP Batch materially fails to conform to the Product Warranties, or Product and/or Materials are destroyed or damaged by LONZA Personnel, [***], then [***] with respect to such cGMP Batch, Product or Material and LONZA will, at CLIENT’s request, [***]. Notwithstanding anything to the contrary set forth in Section 5.4, if during the manufacture of Product pursuant to this Agreement, Product or Materials are destroyed or damaged by LONZA Personnel [***], then LONZA will [***] as the result of such destruction or damage to the extent caused by LONZA Personnel [***].

5.4.3       Except for [***], [***] acknowledges and agrees that [***] with respect to (i) the failure of Product to conform with any of the Product Warranties and (ii) damaged or destroyed Materials and/or Product, [***] this Section 5.4, and in furtherance thereof, [***] regarding the foregoing [***].

6.                                      STORAGE OF MATERIALS

6.1          Pre-Production.  LONZA will store at the expense of CLIENT any CLIENT Materials, equipment or other property delivered pursuant to the Statement of Work to the Facility by CLIENT more than [***] days prior to the Commencement Date.  The storage rates will be set forth in the Statement of Work and may be amended from time to time by LONZA, subject to [***] days’ prior written notice by LONZA to CLIENT.  No storage fees will be charged during the period starting [***] days prior to the Commencement Date and ending upon completion of the manufacturing of the applicable Product.

6.2          Post-Production.  LONZA will store at the Facility free of charge any in—process materials, CLIENT Materials, equipment and other CLIENT property (other than Product manufactured hereunder) that remains at the Facility on the date of completion of the manufacturing of the applicable Product (collectively “Remaining CLIENT Property”), for up to [***] calendar days.  If CLIENT has not provided any instructions as to the shipment or other disposition of Remaining CLIENT Property prior to the expiration of such [***] period, LONZA may, in its sole discretion, destroy such Remaining CLIENT Property, or continue to store such Remaining CLIENT Property at the Facility or elsewhere, provided that LONZA shall be required to prove it has successfully contacted CLIENT at least [***] days prior to the destruction of any Remaining CLIENT Property.  In the event that LONZA continues to store such Remaining CLIENT Property, CLIENT will pay to LONZA a storage charge at LONZA’s then-standard monthly storage rates for the period beginning on the [***] after the completion of the manufacturing of the applicable Product through the date that the storage terminates.

6.3          Product.  Notwithstanding the foregoing, if CLIENT fails to take delivery of a Product within the applicable Delivery Period as required by Section 4.5, CLIENT will pay to LONZA a storage charge at one and a half times LONZA’s then-standard

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

monthly storage rate, which shall begin accruing on the first day following the expiration of the applicable Delivery Period.

7.                                      REGULATORY MATTERS

7.1          Permits and Approvals.  During the term, LONZA will [***] maintain any licenses, permits and approvals necessary for the manufacture of the Product in the Facility.  LONZA will promptly notify CLIENT if LONZA receives notice that any such license, permit, or approval is or may be revoked or suspended. [***].

7.2          Inspections/Quality Audit by CLIENT.  [***] during the term of a Statement of Work and upon not less than [***] days’ prior written notice, LONZA will permit CLIENT to inspect and audit the parts of the Facility where the manufacture of the Product is carried out in order to assess LONZA’s compliance with cGMP, and to discuss any related issues with LONZA’s management personnel.  CLIENT Personnel engaged in such inspection will abide by the terms and conditions set forth in Sections 4.9.4 and 10.

7.3          Inspections by Regulatory Agencies.  Except as otherwise set forth in the Quality Agreement, LONZA will allow representatives of any regulatory agency to inspect the relevant parts of the Facility where the manufacture of the Product is carried out and to inspect the Project Documentation and Batch Records to verify compliance with cGMP and other practices or regulations and will promptly notify CLIENT of the scheduling of any such inspection relating to the manufacture of Product. LONZA will promptly send to CLIENT a copy of any reports, citations, or warning letters received by LONZA in connection with an inspection of a regulatory agency to the extent such documents relate to or affect the manufacture of the Product.

8.                                      FINANCIAL TERMS

8.1          Payments.  CLIENT will make payments to LONZA in the amounts and on the dates set forth in an applicable Statement of Work or if not set forth in any such Statement Work, within [***] days after receipt of an invoice from LONZA.  In the event that CLIENT has not either paid, or given written notice to LONZA that it disputes all or a portion of an invoice, together with any information and documents reasonably necessary for LONZA to evaluate such dispute (hereinafter a “Disputed Invoice”) within [***] days of the applicable due date (as established by Section8.2), CLIENT’s failure shall be considered a material breach under Section13.2, subject to the cure provisions set forth therein.  Further, in addition to all other remedies available to LONZA, in the event that CLIENT has not paid an invoice other than a Disputed Invoice within [***] days of the applicable due date (as established by Section8.2), LONZA may elect to suspend the provision of all or a portion of the services under this Agreement, provided that CLIENT

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

shall remain liable for all fees owed for Services performed in accordance with the Statement of Work during any such suspension.

8.2          Invoices and Pricing.  LONZA will charge for the services in accordance with the price schedule in each individual Statement of Work. LONZA will invoice CLIENT according to the schedule set forth in a Statement of Work. LONZA will deliver invoices electronically by email, which shall be considered to be an original invoice.  Invoices shall be e-mailed to [***] and/or to such other e-mail address(es) as CLIENT may  stipulate from time to time. LONZA will not deliver a paper invoice. Payment of invoices is due as provided in the Statement of Work.  Unless otherwise provided in the Statement of Work, all pricing excludes taxes and costs relating to shipping, validation and regulatory filings.  The price shall be invoiced to CLIENT in the local currency of the location of the Facility in which the Services were performed.

8.3          Taxes.  CLIENT agrees that it is responsible for and will pay any sales, use or other taxes (the “Taxes”) resulting from LONZA’s production of Product under this Agreement (except for income or personal property taxes payable by LONZA).  To the extent not paid by CLIENT, CLIENT will indemnify and hold harmless the LONZA Parties from and against any and all penalties, fees, expenses and costs whatsoever in connection with the failure by CLIENT to pay the Taxes.  LONZA will not collect any sales and use taxes from CLIENT in connection with the production of any Product hereunder if CLIENT provides to LONZA the appropriate valid exemption certificates.

8.4          Interest.  Any fee, charge or other payment due to LONZA by CLIENT under this Agreement other than a Disputed Invoice that is not paid within [***] days after it is due will accrue interest on a daily basis at a rate of [***] (or the maximum legal interest rate allowed by applicable law, if less) from and after such date.

8.5          Method of Payment.  Except as otherwise set forth in Section 8.2, all payments to LONZA hereunder by CLIENT will be in United States currency and will be by check, wire transfer, money order, or other method of payment approved by LONZA.  Bank information for wire transfers is as follows:

Mailing address for wire transfer payments:

[***]

Please email remittance advice to [***].

9.                                      CONFIDENTIAL INFORMATION

9.1          Definition.  “Confidential Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, specifications, data, results and other material, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, and any tangible embodiments of any of the foregoing, and any scientific, manufacturing, marketing and business plans, any financial and personnel matters relating to a Party or its present or

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

future products, sales, suppliers, customers, employees, investors or business, that has been disclosed by or on behalf of such Party or such Party’s Affiliates to the other Party or the other Party’s Affiliates either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement.  Without limiting the foregoing, the terms of this Agreement will be deemed “Confidential Information” and will be subject to the terms and conditions set forth in this Article 9.

9.2          Exclusions.  Notwithstanding the foregoing Section 9.1, any information disclosed by a Party to the other Party will not be deemed “Confidential Information” to the extent that such information:

(a)           at the time of disclosure is in the public domain;

(b)           becomes part of the public domain, by publication or otherwise, through no fault of the Party receiving such information;

(c)           at the time of disclosure is already in possession of the Party who received such information, as established by contemporaneous written records;

(d)           is lawfully provided to a Party, without restriction as to confidentiality or use, by a Third Party lawfully entitled to possession of such Confidential Information; or

(e)           is independently developed by a Party without use of or reference to the other Party’s Confidential Information, as established by contemporaneous written records.

9.3          Disclosure and Use Restriction.  Except as expressly provided herein, the Parties agree that for the term of the Agreement and the five-year period following any termination of the Agreement, each Party and its Affiliates will keep completely confidential and will not publish or otherwise disclose any Confidential Information of the other Party, its Affiliates or sublicensees, except in accordance with Section9.4.  Neither Party will use Confidential Information of the other Party except as necessary to perform its obligations or to exercise its rights under this Agreement.

9.4          Permitted Disclosures.  Each receiving Party agrees to (i) institute and maintain security procedures to identify and account for all copies of Confidential Information of the disclosing Party and (ii) limit disclosure of the disclosing Party’s Confidential Information to its [***] and each of its and their respective officers, directors, employees, agents, consultants and independent contractors having a need to know such Confidential Information for purposes of this Agreement; provided that such [***] and each of its and their respective officers, directors, employees, agents, consultants and independent contractors are informed of the terms of this Agreement and are subject to obligations of confidentiality, non-disclosure and non-use similar to those set forth herein.

9.5          Government-Required Disclosure.  If a duly constituted government authority, court or regulatory agency orders that a Party hereto disclose information subject to an obligation of confidentiality under this Agreement, such Party shall comply with the

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

order, but shall notify the other Party as soon as possible, so as to provide the said Party an opportunity to apply to a court of record for relief from the order.

9.6          Publicity.  Neither Party will refer to, display or use the other’s name, trademarks or trade names confusingly similar thereto, alone or in conjunction with any other words or names, in any manner or connection whatsoever, including any publication, article, or any form of advertising or publicity, except with the prior written consent of the other Party or as otherwise set forth in Section 10.7.

9.7          Publications.  The confidentiality provisions of this Section 10 are applicable to all publications, abstracts, and papers authored by either Party, or its employees, consultants or contractors  relating to services performed by LONZA hereunder or to data created pursuant to or related to the Statement of Work.  Manuscripts of all such publications shall be submitted to the other Party at least [***] days prior to submission in final form to any publisher.  Each Party shall promptly inform the other Party of any alterations or deletions necessary to protect its rights under Section 10 and shall be obligated to make such changes prior to submitting any manuscripts in final form.  For general business development purposes, LONZA and/or the CLIENT may announce on its website or in press releases the general nature of work performed for CLIENT under any given Statement of Work upon receiving permission from the other Party, such permission not being unreasonably withheld or delayed.

10.                               INTELLECTUAL PROPERTY

10.1        Ownership.

10.1.1     Except as expressly otherwise provided herein, neither Party will, as a result of this Agreement, acquire any right, title, or interest in any Background Intellectual Property of the other Party. Except as expressly otherwise provided herein, ownership of any Intellectual Property that is developed, conceived, invented, first reduced to practice or made in connection with the performance under this Agreement shall follow inventorship all as determined under applicable laws.

10.1.2     CLIENT shall own all right, title, and interest in and to any and all Intellectual Property that LONZA, its Affiliates or its or their Third Party contractors or agents develops, conceives, invents, first reduces to practice or makes, solely or jointly with CLIENT or others, that [***] (collectively, “CLIENT New IP”).  For the removal of doubt, LONZA New IP as defined below shall not include CLIENT New IP.  Subject to the terms and conditions set forth herein (including the payment required under this Agreement), LONZA hereby assigns to CLIENT all of LONZA’s right, title and interest in and to any CLIENT New IP. LONZA shall promptly disclose to CLIENT in writing all CLIENT New IP.  LONZA shall execute, and shall require its personnel as well as its Affiliates, or other Third Party contractors or agents and their personnel involved in the performance of this Agreement to execute, any documents reasonably required to confirm CLIENT’s ownership of CLIENT New IP, and any documents required to apply for, maintain and enforce any patent or other right in the CLIENT New IP.

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

10.1.3     Subject to the license granted in Section 11.2.2, LONZA shall own all right, title and interest in “LONZA New IP”, which as used in this Agreement means Intellectual Property that LONZA or its Affiliates, or other Third Party contractors or agents of LONZA develops, conceives, invents, or first reduces to practice or makes in the course of performance under this Agreement that [***].  For avoidance of doubt, LONZA New IP shall include any material, processes or other items that embody, or that are claimed or covered by, any of the foregoing Intellectual Property but shall exclude any material, processes or other items that embody, or that are claimed or covered by, any Intellectual Property owned or controlled by CLIENT.

10.2        License Grants.

10.2.1     During the term of this Agreement, CLIENT hereby grants to LONZA a fully paid, non-exclusive license under any and all CLIENT Intellectual Property that is necessary for LONZA to perform its obligations under this Agreement for the sole and limited purpose of LONZA’s performance of its obligations under this Agreement, including, without limitation, the development of the Process and the manufacture of Product for CLIENT.

10.2.2     Subject to the terms and conditions set forth herein (including the payment required under this Agreement), LONZA hereby grants to CLIENT a non-exclusive, world-wide, fully paid-up, irrevocable, transferable license, including the right to grant sublicenses in multiple-tiers of sublicense, under any necessary LONZA Intellectual Property (including, but not limited to, LONZA New IP), to use, sell and import the Product manufactured under this Agreement.

10.3        Further Assurances.  Each Party agrees to take all necessary and proper acts, and will cause its employees, Affiliates, contractors, and consultants to take such necessary and proper acts, to effectuate the ownership provisions set forth in this Article 10.

10.4        Prosecution of Patents.

10.4.1     LONZA will have the sole right and discretion to file, prosecute and maintain patent applications and patents claiming LONZA New IP at LONZA’s expense.  CLIENT will cooperate with LONZA to file, prosecute and maintain patent applications and patents claiming LONZA New IP, and will have the right to review and provide comments to LONZA relating to such patent applications and patents.

10.4.2     CLIENT will have the sole right and discretion to file, prosecute and maintain patent applications and patents claiming CLIENT New IP at CLIENT’s expense.  LONZA will cooperate with CLIENT to file, prosecute and maintain patent applications and patents claiming CLIENT New IP, and will have the right to review and provide comments to CLIENT relating to such patent applications and patents.

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

11.                               REPRESENTATIONS AND WARRANTIES

11.1        General.  Each Party represents and warrants that: (i) it has full power to enter into this Agreement and to grant to the other Party the rights granted to such other Party under this Agreement and (ii) it has obtained all necessary corporate approvals to enter into and execute the Agreement.

11.2        By CLIENT.  CLIENT hereby represents and warrants to LONZA that, to the best of its knowledge, (i) it has the requisite intellectual property and legal rights related to the CLIENT Materials and the Product to authorize the performance of LONZA’s obligations under this Agreement, and (ii) the use of the CLIENT Materials to perform the Services as contemplated in this Agreement will not give rise to a potential cause of action by a Third Party against LONZA for infringement or another violation of intellectual property rights.  Such representation and warranty will not apply to any production equipment supplied by LONZA.

11.3        By LONZA.  LONZA hereby represents and warrants to CLIENT that, to the best of its knowledge, (i) it or its Affiliates have the requisite intellectual property rights in its equipment and Facility to be able to perform its obligations under this Agreement, and (ii) that LONZA’s or its Affiliates’ use of its equipment and Facility as contemplated in this Agreement will not give rise to a potential cause of action by a Third Party against CLIENT for infringement or another violation of intellectual property rights.

11.4        Services.  LONZA warrants that: (a) it will perform all Services in a professional manner, with due care and in accordance with industry standards; (b) it will perform and document all Services in accordance with the applicable Statement of Work and all applicable laws; and (c) all individuals and entities that perform any Services under this Agreement are under a written obligation to assign all right, title and interest in any intellectual property arising from such Services to LONZA and to protect CLIENT Confidential Information in accordance with Article 9 of this Agreement.

11.5        No Debarment.  LONZA represents and warrants to CLIENT that neither LONZA, its Affiliates nor any of its or their employees or Third Party contractors have been “debarred” by the FDA, or subject to a similar sanction from another regulatory authority, nor have to LONZA’s best knowledge debarment proceedings against LONZA, its Affiliates or any of its or their employees or Third Party contractors been commenced.  LONZA will promptly notify CLIENT in writing if any such proceedings have commenced or if LONZA, its Affiliates or any of its or their employees or Third Party contractors are debarred by the FDA or any other regulatory authority.

12.                               DISCLAIMER; LIMITATION OF LIABILITY

12.1        DISCLAIMER.  EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY ADDITIONAL  REPRESENTATIONS AND GRANTS ANY ADDITIONAL WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, WITH RESPECT TO THE PRODUCTS, MATERIALS, AND SERVICES PROVIDED UNDER THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE WITH RESPECT TO SUCH PRODUCTS, MATERIALS, OR SERVICES.

12.2        Disclaimer of Consequential Damages.  SUBJECT TO SECTION 12.4, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.3        Limitation of Liability. SUBJECT TO SECTION 12.4, BOTH PARTIES HEREBY AGREE THAT TO THE FULLEST EXTENT PERMITTED BY LAW, LONZA’S LIABILITY TO CLIENT, FOR ANY AND ALL INJURIES, CLAIMS, LOSSES, EXPENSES, OR DAMAGES, WHATSOEVER, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT FROM ANY CAUSE OR CAUSES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, ERRORS, OMISSIONS OR STRICT LIABILITY, SHALL NOT EXCEED [***].

12.4        NOTHING IN THIS AGREEMENT SHALL OPERATE SO AS TO EXCLUDE OR IN ANY WAY LIMIT ANY LIABILITY FOR EITHER PARTY’S (I) BREACH OF CONFIDENTIALITY OBLIGATIONS PURSANT TO ARTICLE  9, (II) FRAUD, (C) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT [***].

13.                               TERM AND TERMINATION

13.1        Term.  The term of this Agreement will commence on the Effective Date and will continue until the fifth anniversary of the Effective Date unless terminated prior to that time or extended by the Parties.

13.2        Termination for Material Breach.  Either Party may terminate this Agreement, by written notice to the other Party, for any material breach of this Agreement by the other Party, if such breach is not cured within [***] days after the breaching Party receives written notice of such breach from the non-breaching Party; provided, however, that if such breach is not capable of being cured within such thirty-day period and the breaching Party has commenced and diligently continued actions to cure such breach within such thirty-day period, except in the case of a payment default, the cure period shall be extended to [***] days, so long as the breaching Party is making diligent efforts to do so.  Such termination shall be effective upon expiration of such cure period.

13.3        Termination Without Cause.  After [***], either Party may terminate this Agreement without cause by providing written notice of termination no less than [***] in

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

advance of the date of termination, provided that any Statement of Work in effect as of the effective date of such termination will remain in effect in accordance with its terms and the terms of this Agreement unless terminated in accordance with Section 13.4.

13.4        Termination of a Statement of Work. CLIENT may terminate any Statement of Work at any time without cause, without affecting any other Statement of Work or the remainder of this Agreement.  For the avoidance of doubt, in the event of termination of a Statement of Work by CLIENT under this Section 13.4, CLIENT shall, in addition to any Cancellation Fees owed pursuant to such terminated Statement of Work, pay LONZA for any reasonable, documented, non-cancellable costs associated with such terminated Statement of Work, provided that LONZA will use commercially reasonable efforts to minimize such costs after a notice of termination has been provided to LONZA.

13.5        Termination by Insolvency.  Either Party may terminate this Agreement upon notice to the other Party, upon (a) the dissolution, termination of existence, liquidation or business failure of the other Party; (b) the appointment of a custodian or receiver for the other Party who has not been terminated or dismissed within [***] days of such appointment; (c) the institution by the other Party of any proceeding under national, federal or state bankruptcy, reorganization, receivership or other similar laws affecting the rights of creditors generally or the making by such Party of a composition or any assignment for the benefit of creditors under any national, federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within [***] days of filing.  All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code, licenses of rights of “intellectual property” as defined therein.

13.6        Effects of Termination.

13.6.1     Accrued Rights.  Termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to such termination.  Such termination will not relieve a Party of obligations that are expressly indicated to survive the termination of this Agreement.  Without limitation of the foregoing, in the event of termination hereunder, LONZA shall be compensated for (i) Services rendered in accordance with the Agreement and SOW up to the date of termination, including in respect of any Product in-process; (ii) all reasonable, documented and non-cancellable costs incurred or commitments through the date of termination, including costs and fees for Materials used or purchased for use in connection with the Services [***]; and (iii) any applicable Cancellation Fees.  In the case of termination by LONZA for CLIENT’s material breach, all scheduled Services and Batches shall be deemed cancelled by CLIENT, and Cancellation Fees shall be calculated as of the date of written notice of termination.

13.6.2     Disposition of Remaining CLIENT Property and Confidential Information.  Upon termination or expiration of this Agreement, LONZA will store any Remaining CLIENT Property as set forth in Section 6.2 and, at CLIENT’s

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

option, return or destroy any CLIENT Confidential Information in the possession or control of LONZA.  Likewise, CLIENT will, at LONZA’s option, return or destroy any LONZA Confidential Information in the possession or control of CLIENT.  Notwithstanding the foregoing provisions: (i) LONZA may retain and preserve, at its sole cost and expense, samples and standards of each Product following termination or expiration of this Agreement solely for use in determining LONZA’s rights and obligations hereunder; and (ii) each Party may retain a single copy of the other Party’s Confidential Information for documentation purposes only and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement.

13.6.3     Survival.  Sections 1, 3.4, 3.5, 4.4, 4.5, 4.7, 4.8, 4.9.5, 4.10, 7.2, 9, 10, 11, 12, 13.6, 14, 15 and 16 of this Agreement, together with any appendices referenced therein, will survive any expiration or termination of this Agreement.

14.                               INDEMNIFICATION

14.1        Indemnification of Client.  LONZA will indemnify CLIENT, its Affiliates, and their respective directors, officers, employees and agents, and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) in connection with any and all liability suits, investigations, claims or demands (collectively, “Losses”) to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of:  [***], except for those Losses for which CLIENT has an obligation to indemnify the LONZA Parties pursuant to Section 14.2, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.

14.2        Indemnification of LONZA.  CLIENT will indemnify LONZA and its Affiliates, and their respective directors, officers, employees and agents (the “LONZA Parties”), and defend and hold each of them harmless, from and against any and all Losses to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of: [***], except for those Losses for which LONZA has an obligation to indemnify CLIENT pursuant to Section 14.1, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.

14.3        Indemnification Procedure.

14.3.1     An “Indemnitor” means the indemnifying Party.  An “Indemnitee” means the indemnified Party, its Affiliates, and their respective directors, officers, employees and agents.

14.3.2     An Indemnitee which intends to claim indemnification under Section 15.1 or Section 15.2 hereof shall promptly notify the Indemnitor in writing of any claim, lawsuit or other action in respect of which the Indemnitee, its Affiliates, or any of their respective directors, officers, employees and agents intend to claim such indemnification.  The Indemnitee shall permit, and shall cause its Affiliates and their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

control of such defense or settlement by the Indemnitor; provided, however, that in order for the Indemnitor to exercise such rights, such settlement shall not adversely affect the Indemnitee’s rights under this Agreement or impose any obligations on the Indemnitee in addition to those set forth herein.  No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein.  The Indemnitee, its Affiliates and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification, all at the reasonable expense of the Indemnitor.  The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

14.4        Insurance.  Each Party will maintain at all times during the term of this Agreement comprehensive general liability insurance including, but not limited to, products liability insurance coverage with a per occurrence limit of at least [***] and an aggregate limit of at least [***], and will provide a Certificate of Insurance to the other Party upon the other Party’s reasonable request.  Each Party will maintain such insurance with an insurance company having a minimum AM Best rating of A.  Each Party will provide the other Party with at least 30 days’ written notice prior to termination of such insurance.

15.                               ADDITIONAL COVENANTS

15.1        Non-Solicitation.  During the term of this Agreement and for [***] thereafter, each of the Parties agrees not to seek to induce or solicit any employee of the other Party or its Affiliates to discontinue his or her employment with the other Party or its Affiliate in order to become an employee or an independent contractor of the soliciting Party or its Affiliate; provided, however, that neither Party shall be in violation of this Section 16.1 as a result of making a general solicitation for employees or independent contractors.  For the avoidance of doubt, the publication of an advertisement shall not constitute solicitation or inducement.

16.                               MISCELLANEOUS

16.1        Independent Contractors.  Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties.  Neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.

16.2        Force Majeure.  Neither Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due under this Agreement) occasioned by any reason beyond the control and without the fault or negligence of the Party affected thereby, including, without limitation, an act of God, fire, flood, act of government or state, war, civil commotion, insurrection, acts of terrorism, embargo, sabotage, a viral, bacterial or mycoplasmal contamination which

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

causes a shutdown of the Facility, prevention from or hindrance in obtaining energy or other utilities, a shortage of raw materials or other necessary components or any other reason beyond the control and without the fault or negligence of the Party affected thereby (a “Force Majeure Event”).  Such excuse shall continue as long as the Force Majeure Event continues, provided that if a Force Majeure Event persists for a period of [***] or more, either Party may terminate this Agreement by delivering written notice to the other Party.  Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance under this Agreement as soon as it is commercially reasonable for the Party to do so.  Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable to fully perform its obligations under this Agreement.  Each Party further agrees to use commercially reasonable efforts to correct the Force Majeure Event as quickly as practicable (provided that in no event shall a Party be required to settle any labor dispute) and to give the other Party prompt written notice when it is again fully able to perform such obligations.

16.3        Condemnation.  If the Facility is condemned or taken as a result of the exercise of the power of eminent domain or will be conveyed to a governmental agency having power of eminent domain under the threat of the exercise of such power (any of the foregoing, a “Condemnation”), then this Agreement will terminate as of the date on which title to the Facility vests in the authority so exercising or threatening to exercise such power and CLIENT will not have any right to the Condemnation proceeds.

16.4        Notices.  Any notice required or permitted to be given under this Agreement by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, or (d) delivered by facsimile (with documented evidence of transmission), to the addresses or facsimile numbers of the other Party set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party.  The effective date of any notice under this Agreement shall be the date of receipt by the receiving Party.

If to LONZA:

Lonza Sales AG
Attn: Business Head
101 International Drive, Portsmouth, NH 03801

With a copy to:

Assistant General Counsel
Lonza America, Inc.
412 Mount Kemble Avenue
Morristown, NJ  07960
Fax: +1 201 378 5200

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

If to Client:

Vaxart, Inc.
Attn:  Wouter Latour, CEO
290 Utah Ave., Suite 200

South San Francisco, CA 94080
Fax:  +1 650 871-8580

Either Party may change its address for notice by giving notice thereof in the manner set forth in this Section 16.4.

16.5        Entire Agreement; Amendments.  This Agreement, including the Appendices attached hereto and referenced herein, constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement with respect to the specific subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof.  No terms, conditions, understandings or agreements purporting to amend, modify or vary the terms of this Agreement (including any Appendix hereto) shall be binding unless hereafter made in a written instrument referencing this Agreement and signed by each of the Parties.

16.6        Governing Law.  The construction, validity and performance of the Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

16.7        Counterparts.  This Agreement and any amendment hereto may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument.  This Agreement shall be effective upon full execution by facsimile or original, and a facsimile signature shall be deemed to be and shall be as effective as an original signature.

16.8        Severability.  If any part of this Agreement shall be found to be invalid or unenforceable under applicable law in any jurisdiction, such part shall be ineffective only to the extent of such invalidity or unenforceability in such jurisdiction, without in any way affecting the remaining parts of this Agreement in that jurisdiction or the validity or enforceability of the Agreement as a whole in any other jurisdiction.  In addition, the part that is ineffective shall be reformed in a mutually agreeable manner so as to as nearly approximate the intent of the Parties as possible.

16.9        Titles and Subtitles.  All headings, titles and subtitles used in this Agreement (including any Appendix hereto) are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement (or any Appendix hereto).

16.10      Exhibits.  All “RECITALS”, “DEFINITIONS”, exhibits and appendices referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

16.11      Interpretation.  Except where the context expressly otherwise requires, (i) all pronouns used herein will be deemed to refer to the masculine, feminine or neuter gender as the context requires, (ii) the singular context will include the plural and vice versa and (iii) the word “or” is used in the inclusive sense (and/or).

16.12      Assignment.  This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns.  Neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided, however, either Party shall be entitled without the prior written consent of the other Party to assign this Agreement to an Affiliate [***].  Any permitted assignment of this Agreement by either Party will be conditioned upon that Party’s permitted assignee agreeing in writing to comply with all the terms and conditions contained in this Agreement.  Any purported assignment without a required consent shall be void.  No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.

16.13      Waiver.  The failure of any Party at any time or times to require performance of any provision of this Agreement (including any Appendix hereto) will in no manner affect its rights at a later time to enforce the same.  No waiver by any Party of any term, provision or condition contained in this Agreement (including any Appendix hereto), whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement (including any Appendix hereto).

16.14      Dispute Resolution.  If the Parties are unable to resolve a dispute, despite its good faith efforts, either Party may refer the dispute to a senior officer of each Party’s respective business unit (or other designee).  In the event that no agreement is reached by such senior officers(or other designees) with respect to such dispute within [***] days after its referral to them, either Party may pursue any and all remedies available at law or in equity.  For clarity, nothing contained in this Agreement shall preclude either Party from seeking interim or other provisional equitable relief from a court of competent jurisdiction to preserve the status quo or prevent irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions by the senior officers.

16.15      No Presumption Against Drafter.  For purposes of this Agreement, each Party hereby waives any rule of construction that requires that ambiguities in this Agreement (including any Appendix hereto) be construed against the drafter.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last signed by the parties hereto.

Vaxart, Inc.

July 17, 2019	By:	/s/ Wouter Latour
Date		Name:	Wouter Latour
		Title:	CEO

LONZA HOUSTON, INC.

July 17, 2019	By:	/s/ Thomas Fellmer
Date		Name: Thomas Fellmer
Title: Head of BD & PM

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.